FOR IMMEDIATE RELEASE
DATE: July 25, 2019

HERITAGE FINANCIAL ANNOUNCES SECOND QUARTER 2019 RESULTS AND DECLARES REGULAR CASH DIVIDEND

•	Earnings per share were $0.43 for the quarter ended June 30, 2019 compared to $0.35 for the quarter ended June 30, 2018 and $0.45 for the linked-quarter ended March 31, 2019.

•	Heritage declared a regular cash dividend of $0.19 per share, an increase of 5.6% from the $0.18 regular cash dividend per share declared during the second quarter 2019.

•	Net interest margin increased 11 basis points to 4.33% for the quarter ended June 30, 2019 from 4.22% for the quarter ended June 30, 2018.

•	Return on average assets was 1.20% and return on average tangible common equity was 12.27% for the quarter ended June 30, 2019.

•	Jeffrey J. Deuel succeeded Brian L. Vance as Chief Executive Officer of Heritage Financial Corporation and joins the Board effective July 1, 2019.

•	Brian L. Vance was named the Executive Board Chair and former Chair Brian Charneski named Lead Independent Director effective July 1, 2019.

Olympia, WA - Heritage Financial Corporation (NASDAQ GS: HFWA) (the “Company” or “Heritage”), the parent company of Heritage Bank, today reported that the Company had net income of $16.0 million for the quarter ended June 30, 2019 compared to $11.9 million for the quarter ended June 30, 2018 and $16.6 million for the linked-quarter ended March 31, 2019. Basic and diluted earnings per share for the quarter ended June 30, 2019 were both $0.43 compared to $0.35 for the quarter ended June 30, 2018 and $0.45 for the linked-quarter ended March 31, 2019.
The Company had net income of $32.5 million for the six months ended June 30, 2019, or $0.88 per share, compared to $20.9 million, or $0.62 per share, for the six months ended June 30, 2018. There were no acquisition-related expenses for the six months ended June 30, 2019 compared to acquisition-related expenses of $0.17 per share for the six months ended June 30, 2018.
Jeffrey J. Deuel, President and Chief Executive Officer of Heritage commented, “We are pleased with our progress in the first half of the year as we see the benefits of our last two mergers and recent hiring initiatives in Seattle and Portland. We saw mid-single digit annualized loan growth despite elevated pay-offs. In addition, we are pleased to see our new teams in Seattle and Portland emerging from the integration stage as high performing production teams with strong pipeline growth in all of our markets. We have also made good progress improving efficiencies across the organization while also managing staffing levels.”
“Further, we are proud that Heritage Bank provided project funding to support the Tacoma Housing Authority’s 1800 Hillside Terrace construction project which added 64 affordable apartments to the Hilltop area of Tacoma, and that we have been selected to provide project funding for Plymouth Housing Group’s 2nd & Mercer construction project adding 93 units of affordable family housing to Seattle’s Lower Queen Anne neighborhood. We are pleased to be able to partner with these great organizations to make a difference in our local communities.”

Balance Sheet
The Company’s total assets increased $34.6 million, or 0.6%, to $5.38 billion at June 30, 2019 from $5.34 billion at March 31, 2019.
Total investment securities available for sale decreased $24.3 million, or 2.5%, to $960.7 million at June 30, 2019 from $985.0 million at March 31, 2019. Changes in investment securities available for sale during the three and six months ended June 30, 2019 were as follows:

	Three Months Ended	Six Months Ended
	June 30, 2019
	(In thousands)
Balance, beginning of period	$985,009	$976,095
Purchases	46,718	104,324
Maturities, calls, principal payments, and sales	(82,729)	(141,594)
Gain on sale of investment securities, net	33	48
Change in fair value of investment securities available for sale	11,649	21,807
Balance, end of period	$960,680	$960,680
Total loans receivable, net increased $21.6 million, or 0.6%, to $3.68 billion at June 30, 2019 from $3.66 billion at March 31, 2019 due primarily to an increase in total real estate construction and land development loans of $17.6 million, one-to-four family residential loans of $10.9 million, and commercial and industrial loans of $6.6 million, offset partially by a decrease in owner-occupied commercial real estate loans of $12.8 million.
Total deposits decreased $46.0 million, or 1.0%, to $4.35 billion at June 30, 2019 from $4.39 billion at March 31, 2019 due to a decrease in total non-maturity deposits of $28.6 million, or 0.7%, and a decrease of $17.4 million, or 3.3%, in certificate of deposit accounts due primarily to maturities of brokered certificates of deposit of $55.7 million. Certificate of deposit accounts, excluding brokered deposits, increased $38.3 million, or 8.2%, during the second quarter in 2019. Non-maturity deposits as a percentage of total deposits increased to 88.4% as of June 30, 2019 from 88.1% as of March 31, 2019 due to the proportionally higher decrease in certificate of deposit accounts.
Federal Home Loan Bank advances increased $65.7 million, or 262.80%, to $90.7 million at June 30, 2019 from $25.0 million at March 31, 2019 to fund loan growth and the decrease in total deposits discussed above.
Total stockholders’ equity increased $18.4 million, or 2.4%, to $796.6 million at June 30, 2019 from $778.2 million at March 31, 2019 due primarily to net income of $16.0 million and an increase in accumulated other comprehensive gain of $9.2 million primarily due to higher fair values of our fixed interest rate investment securities available for sale. Changes in stockholders' equity during the three and six months ended June 30, 2019 were as follows:

	Three Months Ended	Six Months Ended
	June 30, 2019
	(In thousands)
Balance, beginning of period	$778,191	$760,723
Net income	15,984	32,536
Accumulated other comprehensive gain	9,193	17,209
Dividends paid	(6,679)	(13,341)
ASU 2016-02 implementation	—	(399)
Other	(64)	(103)
Balance, end of period	$796,625	$796,625
The Company and Heritage Bank continue to maintain capital levels in excess of the applicable regulatory requirements for them to be categorized as “well-capitalized”. The Company had common equity Tier 1 risk-based, Tier 1 leverage, Tier 1 risk-based and total risk-based capital ratios of 11.8%, 10.8%, 12.2% and 13.0%, respectively, at June 30, 2019, compared to 11.8%, 10.7%, 12.2% and 13.0%, respectively, at March 31, 2019 and 11.2%, 10.4%, 11.7%, and 12.6%, respectively, at June 30, 2018.

Credit Quality
The allowance for loan losses increased $211,000, or 0.6%, to $36.4 million at June 30, 2019 from $36.2 million at March 31, 2019. The increase was due to provision for loan losses of $1.4 million recorded during the quarter ended June 30, 2019 partially offset by net charge-offs of $1.2 million recognized during the same period.
Nonperforming loans to loans receivable, net, increased to 0.52% at June 30, 2019 from 0.47% at March 31, 2019 due primarily to an increase in nonaccrual loans of $1.8 million, or 10.5%, to $19.3 million at June 30, 2019 from $17.5 million at March 31, 2019. The increase was primarily related to the addition of three commercial lending relationships totaling $3.5 million which showed increased signs of cash flow deterioration, including one agricultural business relationship of $657,000. Management has allocated a specific reserve at June 30, 2019 of $159,000 for these three lending relationships.
Changes in nonaccrual loans during the periods indicated were as follows:

	Three Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018
	(In thousands)
Nonaccrual loans
Balance, beginning of period	$17,461	$13,703	$15,728
Addition of previously classified pass graded loans	3,583	—	130
Addition of previously classified potential problem loans	164	6,189	1,367
Net principal payments	(1,554)	(2,392)	(264)
Charge-offs	(361)	(39)	(438)
Balance, end of period	$19,293	$17,461	$16,523
The allowance for loan losses to nonperforming loans was 188.48% at June 30, 2019 compared to 207.04% at the linked-quarter ended March 31, 2019. Nonperforming assets increased to 0.38% of total assets at June 30, 2019 compared to 0.36% of total assets at March 31, 2019. The change from the prior period in both ratios is due primarily to the increase in nonaccrual loans discussed above. The increase to nonperforming assets to total assets was partially offset by decrease in other real estate owned of $680,000 to $1.2 million at June 30, 2019 from $1.9 million at March 31, 2019. This decrease was due primarily to the sale of a property which occurred during the quarter ended June 30, 2019.
Potential problem loans increased $20.0 million, or 21.2%, to $114.1 million at June 30, 2019 compared to $94.1 million at March 31, 2019. The increase was primarily attributed to seven commercial lending relationships totaling $27.3 million at June 30, 2019 that experienced cash flow deterioration as a result of customer-specific events. Of these seven relationships, six relationships totaling $23.1 million were downgraded to Other Assets Especially Mentioned while one relationship totaling $4.2 million was downgraded to Substandard. The risk rating downgrade of these relationships will enhance the Company's monitoring of these credits.
Changes in potential problem loans during the periods indicated were as follows:

	Three Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018
	(In thousands)
Potential problem loans
Balance, beginning of period	$94,116	$101,349	$93,253
Addition of previously classified pass graded loans	30,911	9,766	19,829
Upgrades to pass graded loan status	(2,858)	—	(5,407)
Net principal payments	(3,091)	(10,535)	(4,233)
Transfers of loans to nonaccrual and TDR status	(4,743)	(6,277)	(1,839)
Charge-offs	(240)	(187)	(112)
Balance, end of period	$114,095	$94,116	$101,491

The allowance for loan losses to loans receivable, net, was 0.98% at both June 30, 2019 and March 31, 2019. Included in the carrying value of loans are net discounts on loans purchased in mergers and acquisitions which may reduce the need for an allowance for loan losses on these loans because they are carried at an amount below the outstanding principal balance. The remaining net discount on purchased loans was $10.0 million at June 30, 2019 compared to $11.2 million at March 31, 2019. The Company believes that its allowance for loan losses is appropriate to provide for probable incurred credit losses based on an evaluation of known and inherent risks in the loan portfolio at June 30, 2019.
Net charge-offs were $1.2 million for the quarter ended June 30, 2019 compared to $1.0 million for the same quarter in 2018 and net recoveries of $190,000 for the linked-quarter ended March 31, 2019. The net charge-off recorded during the quarter ended June 30, 2019 was due primarily to charge-offs on three commercial lending relationships totaling $632,000, including one agricultural business relationship charge-off of $278,000, and net charge-offs totaling $436,000 on a large volume of consumer loans.

Operating Results
Net interest income increased $6.8 million, or 15.5%, to $50.5 million for the quarter ended June 30, 2019 compared to $43.7 million for the same period in 2018. Net interest income increased $15.7 million, or 18.6%, to $100.3 million for the six months ended June 30, 2019 compared to $84.6 million for the six months ended June 30, 2018. The increases compared to the prior periods in 2018 are due primarily to an increase in the yield and average balance of total loans receivable, net as a result of our merger with Premier Commercial Bancorp on July 2, 2018 ("Premier Merger"). Net interest income increased $748,000, or 1.5%, from $49.8 million for the linked-quarter ended March 31, 2019 due primarily to an increase in the yield and average balance of total loans receivable, net, offset partially by an increase in the average balance and in the cost of total interest bearing deposits primarily as a result of rising interest rates.
Net interest margin increased 11 basis points to 4.33% for the quarter ended June 30, 2019 from 4.22% for the quarter ended June 30, 2018 and increased 17 basis points to 4.34% for the six months ended June 30, 2019 from 4.17% for the same period in 2018 due to the same reasons underlying the increase in net interest income, as described above. Net interest margin decreased one basis point from 4.34% for the linked-quarter ended March 31, 2019 primarily due to an increase in the cost of interest bearing liabilities during the quarter ended June 30, 2019.
The loan yield, excluding incremental accretion on purchased loans, increased 31 basis points to 5.12% for the quarter ended June 30, 2019 compared to 4.81% for the quarter ended June 30, 2018 and increased 35 basis points to 5.10% for the six months ended June 30, 2019 compared to 4.75% for same period in 2018. Loan yield, excluding incremental accretion on purchased loans, increased four basis points from 5.08% for the linked-quarter ended March 31, 2019. The increases in loan yield, excluding incremental accretion of purchased loans, from all prior periods was due to a combination of higher contractual loan rates as well as an increase in loan yields from the loans acquired in the Premier Merger as compared to legacy Heritage loans during 2018.
The impact on loan yield from incremental accretion on purchased loans decreased eight basis points to 0.16% for the quarter ended June 30, 2019 compared to 0.24% for the quarter end June 30, 2018 and decreased eight basis points to 0.15% for the six months ended June 30, 2019 from 0.23% for the same period in 2018. The decreases from the prior periods in 2018 were primarily a result of the decrease in the balances of loans acquired in the Premier Merger and our merger with Puget Sound Bancorp, Inc. both of which occurred in 2018. The incremental accretion and the impact to loan yield will change during any period based on the volume of prepayments, but it is expected to decrease over time as the balance of the purchased loans decreases. The impact on loan yield from incremental accretion on purchased loans for the quarter ended June 30, 2019 increased one basis point from 0.15% for the linked-quarter ended March 31, 2019 due to prepayments of loans with larger discount balances during the quarter ended June 30, 2019.

The following table presents the net interest margin, loan yield and the effect of the incremental accretion on purchased loans on these ratios for the periods presented below:

	Three Months Ended			Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
	(Dollars in thousands)
Yield non-GAAP reconciliation: (2)
Net interest margin (GAAP)	4.33%	4.34%	4.22%	4.34%	4.17%
Exclude impact on net interest margin from incremental accretion on purchased loans(1)	0.12%	0.12%	0.19%	0.12%	0.18%
Net interest margin, excluding incremental accretion on purchased loans (non-GAAP)(1)	4.21%	4.22%	4.03%	4.22%	3.99%

Loan yield (GAAP)	5.28%	5.23%	5.05%	5.25%	4.98%
Exclude impact on loan yield from incremental accretion on purchased loans(1)	0.16%	0.15%	0.24%	0.15%	0.23%
Loan yield, excluding incremental accretion on purchased loans (non-GAAP)(1)	5.12%	5.08%	4.81%	5.10%	4.75%

Incremental accretion on purchased loans(1)	$1,416	$1,373	$1,992	$2,789	$3,624
(1) As of the date of completion of each merger and acquisition transaction, purchased loans were recorded at their estimated fair value, including our estimate of future expected cash flows until the ultimate resolution of these credits. The difference between the contractual loan balance and the fair value represents the purchased discount. The purchased discount is accreted into income over the estimated remaining life of the loan or pool of loans, based upon results of the quarterly cash flow re-estimation. The incremental accretion income represents the amount of income recorded on the purchased loans in excess of the contractual stated interest rate in the individual loan notes.
(2) See Non-GAAP Financial Measures section herein.
In addition to loan yields, also impacting net interest margin were changes in the yields on investment securities. The yields on the aggregate investment portfolio increased 27 basis points to 2.80% for the quarter ended June 30, 2019 compared to 2.53% for the quarter ended June 30, 2018 and increased 33 basis points to 2.81% for the six months ended June 30, 2019 compared to 2.48% for the six months ended June 30, 2018. The increases compared to the same periods in 2018 primarily reflect the effect of the rise in interest rates on our adjustable rate investment securities as well as higher yielding interest rates on new purchases of investments. The yield on the aggregate investment portfolio decreased three basis points from 2.83% for the linked-quarter ended March 31, 2019 due to decrease in market interest rates impacting adjustable rate securities and calls during the second quarter 2019 of higher yielding bonds.
The total cost of deposits increased four basis points from 0.33% during the linked-quarter ended March 31, 2019 and increased 14 basis points to 0.37% during the quarter ended June 30, 2019 compared to 0.23% during the same quarter in 2018. The total cost of deposits increased 13 basis points to 0.35% during the six months ended June 30, 2019 compared to 0.22% during the same period in 2018. The cost of deposits increased from all prior periods due to rising market rates and competitive pressures in addition to the purchase of $60.0 million in brokered certificates of deposit during the first quarter 2019 to supplement seasonal deposit runoff. Of the brokered certificates purchased in the first quarter, $40.0 million had matured as of June 30, 2019.
Donald J. Hinson, Executive Vice President and Chief Financial Officer, commented, "Our net interest margin decreased one basis point to 4.33% as a result of an eight basis point increase in the total cost of funds and a three basis decrease in yield on investments offsetting a five basis point increase in the loan portfolio. The cost of funds increased due to a higher reliance on overnight borrowings in the second quarter as well as an increase in the cost of deposits. The current shape of the yield curve and competitive pricing pressures has been and will continue to impact our ability to maintain our net interest margin at current levels.”

The provision for loan losses decreased $383,000, or 21.9%, to $1.4 million for the quarter ended June 30, 2019 compared to $1.8 million for the quarter ended June 30, 2018 and decreased $615,000, or 21.2%, to $2.3 million for the six months ended June 30, 2019 compared to $2.9 million for the six months ended June 30, 2018. The decrease in the provision for loan losses was primarily a result of lower growth in total loans receivable, net during 2019. The provision for loan losses increased $447,000, or 48.6%, from the linked-quarter ended March 31, 2019 due primarily to an increase in net-charge-offs to $1.2 million during the quarter ended June 30, 2019 compared to net recoveries of $190,000 during the linked-quarter ended March 31, 2019. The amount of provision for loan losses was necessary to increase the allowance for loan losses to an amount that management determined to be appropriate at June 30, 2019 based on the use of a consistent methodology.
Noninterest income remained constant at $7.6 million for the quarters ended June 30, 2019 and 2018 and decreased $130,000, or 0.9%, to $15.0 million for the six months ended June 30, 2019 compared to $15.1 million for the same period in 2018. The decrease from the six months ended 2018 was due primarily due to a decrease in gain on sale of loans due to lower mortgage origination volume and the Company's decision to continue to portfolio originated Small Business Administration ("SBA") loans amidst a lower gain environment, offset partially by an increase in other income, including recoveries of zero-balance purchased loan notes which were charged-off prior to the consummation of the related acquisition or merger. These recoveries were primarily from our merger with Washington Banking Company which was effective May 1, 2014. Noninterest income increased $135,000, or 1.8%, from the linked-quarter ended March 31, 2019 primarily due to an increase in interchange revenue included in service charges and other fees and an increase in contract income due to higher volume of interest rate swap transactions, offset partially by a decrease in other income primarily due to a decrease in the recoveries on zero balance purchased loan notes, primarily from our merger with Washington Banking Company, and a decrease in merchant fees recognized.
Noninterest expense increased $1.8 million, or 5.2%, to $37.5 million for the quarter ended June 30, 2019 compared to $35.7 million for the quarter ended June 30, 2018 and increased $1.6 million, or 2.2%, to $74.1 million for the six months ended June 30, 2019 compared to $72.5 million for the same period in 2018. Acquisition-related expenses incurred were approximately $880,000 during the quarter ended June 30, 2018, of which $425,000 and $337,000 were due to data processing expense and professional services expense, respectively. There were no acquisition-related costs incurred during the quarter ended June 30, 2019. Without the effects of the acquisition-related expenses, the Company incurred an increase in compensation and employee benefits due to additional employees acquired in the Premier Merger and the expansion of the commercial banking team in greater Portland, Oregon, and an increase in occupancy and equipment expense primarily due to additional expense from properties acquired in the Premier Merger, offset partially by the buy-out of a third party contract in the amount $1.7 million during the quarter ended June 30, 2018. The Company expects the accumulated savings in future professional services expenses to fully offset the cost of the buy-out by the end of 2019.
Noninterest expense increased $1.0 million, or 2.8%, from $36.5 million for the linked-quarter ended March 31, 2019 due primarily to increases in professional services and federal deposit premiums as well as a $279,000 loss on disposition of other real estate owned property during the quarter that was acquired in the Premier Merger.
The ratio of noninterest expense to average total assets (annualized) decreased to 2.81% for the quarter ended June 30, 2019 compared to 3.03% for the same period in 2018 primarily due to acquisition-related expenses recognized in 2018. The ratio increased from 2.79% for the linked-quarter ended March 31, 2019 primarily due to higher noninterest expense during the quarter ended June 30, 2019.
Income tax expense was $3.2 million for the quarter ended June 30, 2019 compared to $2.0 million for the quarter ended June 30, 2018 and $3.2 million for the linked-quarter ended March 31, 2019. The effective tax rate was 16.7% for the quarter ended June 30, 2019 compared to 14.5% for the comparable quarter in 2018 and 16.3% for the linked-quarter ended March 31, 2019. Income tax expense was $6.4 million for the six months ended June 30, 2019 compared to $3.4 million for the six months ended June 30, 2018.The effective tax rate was 16.5% for the six months ended June 30, 2019 compared to 14.0% for the six months ended June 30, 2018. The increases in the effective tax rate for both periods in 2019 compared to the same periods in 2018 were due primarily to a decrease in tax exempt securities, the impact of stock-based compensation activity, an increased Oregon presence, and higher pre-tax income. The increase in the effective tax rate from the linked-quarter ended March 31, 2019 was due primarily to higher discrete tax items relating to stock-based compensation which was recognized during the quarter ended March 31, 2019, reducing the effective tax rate for that quarter.

Dividends
On July 24, 2019, the Company’s Board of Directors declared a quarterly cash dividend of $0.19 per share. The dividend is payable on August 22, 2019 to shareholders of record as of the close of business on August 8, 2019.

Earnings Conference Call
The Company will hold a telephone conference call to discuss this earnings release on July 25, 2019 at 11:00 a.m. Pacific time. To access the call, please dial (800) 230-1085 a few minutes prior to 11:00 a.m. Pacific time. The call will be available for replay through August 8, 2019, by dialing (800) 475-6701 -- access code 469443.

About Heritage Financial
Heritage Financial Corporation is an Olympia-based bank holding company with Heritage Bank, a full-service commercial bank, as its sole wholly-owned banking subsidiary. Heritage Bank has a branching network of 62 banking offices in Washington and Oregon. Heritage Bank does business under the Whidbey Island Bank name on Whidbey Island. Heritage’s stock is traded on the NASDAQ Global Select Market under the symbol “HFWA”. More information about Heritage Financial Corporation can be found on its website at www.hf-wa.com and more information about Heritage Bank can be found on its website at www.heritagebanknw.com.

Contact
Jeffrey J. Deuel, President and Chief Executive Officer, (360) 943-1500
Donald J. Hinson, Executive Vice President & Chief Financial Officer, (360) 943-1500

Non-GAAP Financial Measures
This news release contains certain non-GAAP (Generally Accepted Accounting Principles) financial measures in addition to results presented in accordance with GAAP. Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in the Company’s capital reflected in the current quarter and year-to-date results and facilitate comparison of our performance with the performance of our peers. Where applicable, the Company has also presented comparable earnings information using GAAP financial measures. These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for total stockholders' equity or operating results determined in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of the GAAP and non-GAAP financial measures are presented below:

	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
	(Dollar amounts in thousands, except per share amounts)
Tangible common shareholders' equity and tangible assets:
Stockholders' equity (GAAP)	$796,625	$778,191	$760,723	$746,133	$639,523
Exclude goodwill and other intangible assets	259,502	260,528	261,553	262,565	203,316
Tangible common stockholders' equity (non-GAAP)	$537,123	$517,663	$499,170	$483,568	$436,207

Total assets (GAAP)	$5,376,686	$5,342,099	$5,316,927	$5,276,214	$4,789,488
Exclude goodwill and other intangible assets	259,502	260,528	261,553	262,565	203,316
Tangible assets (non-GAAP)	$5,117,184	$5,081,571	$5,055,374	$5,013,649	$4,586,172

Common equity to assets (GAAP)	14.8%	14.6%	14.3%	14.1%	13.4%
Tangible common equity to tangible assets (non-GAAP)	10.5%	10.2%	9.9%	9.6%	9.5%

Shares outstanding	36,882,771	36,899,138	36,874,055	36,873,123	34,021,094
Book value per share (GAAP)	$21.60	$21.09	$20.63	$20.24	$18.80
Tangible book value per share (non-GAAP)	$14.56	$14.03	$13.54	$13.11	$12.82

	Three Months Ended			Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
	(Dollar amounts in thousands)
Adjusted return on average tangible common stockholders' equity:
Net income (GAAP)	15,984	$16,552	$11,857	$32,536	$20,944
Exclude acquisition-related expenses	—	132	880	132	5,688
Exclude consultant agreement buyout	—	—	1,693	—	1,693
Exclude amortization of intangible assets	1,026	1,025	796	2,051	1,591
Exclude tax effect of adjustments	(215)	(243)	(707)	(458)	(1,884)
Adjusted tangible net income (non-GAAP)	$16,795	$17,466	$14,519	$34,261	$28,032

Average stockholders' equity (GAAP)	$782,719	$766,451	$636,735	$774,630	$625,914
Exclude average intangible assets	(260,167)	(261,194)	(203,838)	(260,678)	(197,621)
Average tangible common stockholders' equity (non-GAAP)	$522,552	$505,257	$432,897	$513,952	$428,293

Return on average common equity, annualized (GAAP)	8.19%	8.76%	7.47%	8.47%	6.75%
Return on average tangible common equity, annualized (non-GAAP)	12.27%	13.29%	10.99%	12.77%	9.86%
Adjusted return on average tangible common equity, annualized (non-GAAP)	12.89%	14.02%	13.45%	13.44%	13.20%

	Three Months Ended			Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
	(Dollar amounts in thousands, except per share amounts)
Earnings from core operations:
Net income (GAAP)	$15,984	$16,552	$11,857	$32,536	$20,944
Exclude acquisition-related expenses	—	132	880	132	5,688
Exclude consultant agreement buyout	—	—	1,693	—	1,693
Exclude tax effect of adjustments	—	(28)	(540)	(28)	(1,550)
Adjusted net income (non-GAAP)	$15,984	$16,656	$13,890	$32,640	$26,775
Exclude dividends and undistributed earnings allocated to participating securities	(48)	(52)	(57)	(100)	(110)
Adjusted net income allocated to common shareholders (non-GAAP)	$15,936	$16,604	$13,833	$32,540	$26,665

Diluted weighted average shares	37,014,872	37,010,640	34,107,292	37,011,735	33,729,936
Diluted earnings per share (GAAP)	$0.43	$0.45	$0.35	$0.88	$0.62
Adjusted diluted earnings per share (non-GAAP)	$0.43	$0.45	$0.41	$0.88	$0.79

Average assets	$5,350,805	$5,317,325	$4,726,719	$5,334,157	$4,640,630

Return on average assets, annualized (GAAP)	1.20%	1.26%	1.01%	1.23%	0.91%
Adjusted return on average assets, annualized (non-GAAP)	1.20%	1.27%	1.18%	1.23%	1.16%

	Three Months Ended			Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
	(Dollar amounts in thousands)
Adjusted noninterest expense:
Noninterest expense (GAAP)	$37,547	$36,525	$35,706	$74,072	$72,453
Exclude acquisition-related expenses	—	(132)	(880)	(132)	(5,688)
Exclude amortization of intangible assets	(1,026)	(1,025)	(796)	(2,051)	(1,591)
Exclude consultant agreement buyout	—	—	(1,693)	—	(1,693)
Adjusted noninterest expense (non-GAAP)	$36,521	$35,368	$32,337	$71,889	$63,481

Average Assets	$5,350,805	$5,317,325	$4,726,719	$5,334,157	$4,640,630

Noninterest expense to average assets, annualized (GAAP)	2.81%	2.79%	3.03%	2.80%	3.15%
Adjusted noninterest expense to average assets, annualized (non-GAAP)	2.74%	2.70%	2.74%	2.72%	2.76%

	Three Months Ended			Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
	(Dollars in thousands)
Net interest income and interest and fees on loans:
Net interest income (GAAP)	$50,536	$49,788	$43,741	$100,324	$84,578
Exclude incremental accretion on purchased loans	1,416	1,373	1,992	2,789	3,624
Adjusted net interest income (non-GAAP)	$49,120	$48,415	$41,749	$97,535	$80,954

Average total interest earning assets, net	$4,681,588	$4,649,259	$4,156,310	$4,665,513	$4,087,894
Net interest margin, annualized (GAAP)	4.33%	4.34%	4.22%	4.34%	4.17%
Net interest margin, excluding incremental accretion on purchased loans, annualized (non-GAAP)	4.21%	4.22%	4.03%	4.22%	3.99%

Interest and fees on loans (GAAP)	$48,107	$46,699	$41,141	$94,806	$79,300
Exclude incremental accretion on purchased loans	1,416	1,373	1,992	2,789	3,624
Adjusted interest and fees on loans (non-GAAP)	$46,691	$45,326	$39,149	$92,017	$75,676

Average total loans receivable, net	$3,654,475	$3,622,494	$3,266,092	$3,638,573	$3,208,799
Loan yield, annualized (GAAP)	5.28%	5.23%	5.05%	5.25%	4.98%
Loan yield, excluding incremental accretion on purchased loans, annualized (non-GAAP)	5.12%	5.08%	4.81%	5.10%	4.75%

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially, from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements, include changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in Heritage's latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission-which are available on our website at www.heritagebanknw.com and on the SEC's website at www.sec.gov. The Company cautions readers not to place undue reliance on any forward-looking statements. Moreover, any of the forward-looking statements that we make in this press release or the documents we file with or furnish to the SEC are based only on information then actually known to the Company and upon management's beliefs and assumptions at the time they are made which may turn out to be wrong because of inaccurate assumptions we might make, because of the factors described above or because of other factors that we cannot foresee. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2019 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect the Company’s operating and stock price performance.

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(Dollar amounts in thousands, except shares)

	June 30, 2019	March 31, 2019	December 31, 2018
Assets
Cash on hand and in banks	$95,878	$71,252	$92,704
Interest earning deposits	43,412	39,918	69,206
Cash and cash equivalents	139,290	111,170	161,910
Investment securities available for sale	960,680	985,009	976,095
Loans held for sale	3,692	2,956	1,555
Loans receivable, net	3,718,283	3,696,431	3,654,160
Allowance for loan losses	(36,363)	(36,152)	(35,042)
Total loans receivable, net	3,681,920	3,660,279	3,619,118
Other real estate owned	1,224	1,904	1,983
Premises and equipment, net	84,296	80,130	81,100
Federal Home Loan Bank stock, at cost	10,005	7,377	6,076
Bank owned life insurance	94,417	94,099	93,612
Accrued interest receivable	15,401	15,621	15,403
Prepaid expenses and other assets	126,259	123,026	98,522
Other intangible assets, net	18,563	19,589	20,614
Goodwill	240,939	240,939	240,939
Total assets	$5,376,686	$5,342,099	$5,316,927

Liabilities and Stockholders' Equity
Deposits	$4,347,708	$4,393,715	$4,432,402
Federal Home Loan Bank advances	90,700	25,000	—
Junior subordinated debentures	20,448	20,375	20,302
Securities sold under agreement to repurchase	23,141	24,923	31,487
Accrued expenses and other liabilities	98,064	99,895	72,013
Total liabilities	4,580,061	4,563,908	4,556,204

Common stock	591,703	591,767	591,806
Retained earnings	195,168	185,863	176,372
Accumulated other comprehensive gain (loss), net	9,754	561	(7,455)
Total stockholders' equity	796,625	778,191	760,723
Total liabilities and stockholders' equity	$5,376,686	$5,342,099	$5,316,927

Shares outstanding	36,882,771	36,899,138	36,874,055

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollar amounts in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Interest income:
Interest and fees on loans	$48,107	$46,699	$41,141	$94,806	$79,300
Taxable interest on investment securities	5,933	5,823	4,068	11,756	7,597
Nontaxable interest on investment securities	893	950	1,220	1,843	2,561
Interest on other interest earning assets	283	335	240	618	458
Total interest income	55,216	53,807	46,669	109,023	89,916
Interest expense:
Deposits	4,017	3,603	2,195	7,620	4,155
Junior subordinated debentures	340	354	315	694	598
Other borrowings	323	62	418	385	585
Total interest expense	4,680	4,019	2,928	8,699	5,338
Net interest income	50,536	49,788	43,741	100,324	84,578
Provision for loan losses	1,367	920	1,750	2,287	2,902
Net interest income after provision for loan losses	49,169	48,868	41,991	98,037	81,676
Noninterest income:
Service charges and other fees	4,845	4,485	4,695	9,330	9,238
Gain on sale of investment securities, net	33	15	18	48	53
Gain on sale of loans, net	368	252	706	620	1,580
Interest rate swap fees	161	—	309	161	360
Other income	2,157	2,677	1,847	4,834	3,892
Total noninterest income	7,564	7,429	7,575	14,993	15,123
Noninterest expense:
Compensation and employee benefits	21,982	21,914	19,321	43,896	40,688
Occupancy and equipment	5,451	5,458	4,810	10,909	9,437
Data processing	2,109	2,173	2,507	4,282	5,112
Marketing	1,106	1,098	823	2,204	1,631
Professional services	1,305	1,173	3,529	2,478	6,366
State/municipal business and use taxes	809	798	716	1,607	1,404
Federal deposit insurance premium	426	285	375	711	730
Other real estate owned, net	289	86	—	375	—
Amortization of intangible assets	1,026	1,025	796	2,051	1,591
Other expense	3,044	2,515	2,829	5,559	5,494
Total noninterest expense	37,547	36,525	35,706	74,072	72,453
Income before income taxes	19,186	19,772	13,860	38,958	24,346
Income tax expense	3,202	3,220	2,003	6,422	3,402
Net income	$15,984	$16,552	$11,857	$32,536	$20,944

Basic earnings per share	$0.43	$0.45	$0.35	$0.88	$0.62
Diluted earnings per share	$0.43	$0.45	$0.35	$0.88	$0.62
Dividends declared per share	$0.18	$0.18	$0.15	$0.36	$0.30

Average number of basic shares outstanding	36,870,159	36,825,532	33,934,661	36,847,969	33,572,117
Average number of diluted shares outstanding	37,014,872	37,010,640	34,107,292	37,011,735	33,729,936

HERITAGE FINANCIAL CORPORATION
FINANCIAL STATISTICS (Unaudited)
(Dollar amounts in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Performance Ratios:
Efficiency ratio	64.62%	63.84%	69.58%	64.23%	72.67%
Noninterest expense to average assets, annualized	2.81%	2.79%	3.03%	2.80%	3.15%
Return on average assets, annualized	1.20%	1.26%	1.01%	1.23%	0.91%
Return on average equity, annualized	8.19%	8.76%	7.47%	8.47%	6.75%
Return on average tangible common equity, annualized	12.27%	13.29%	10.99%	12.77%	9.86%
Net charge-offs (recoveries) on loans to average loans, annualized	0.13%	(0.02)%	0.13%	0.05%	0.06%

	As of Period End
	June 30, 2019	March 31, 2019	December 31, 2018
Financial Measures:
Book value per share	$21.60	$21.09	$20.63
Tangible book value per share	$14.56	$14.03	$13.54
Stockholders' equity to total assets	14.8%	14.6%	14.3%
Tangible common equity to tangible assets	10.5%	10.2%	9.9%
Common equity Tier 1 capital to risk-weighted assets	11.8%	11.8%	11.7%
Tier 1 leverage capital to average quarterly assets	10.8%	10.7%	10.5%
Tier 1 capital to risk-weighted assets	12.2%	12.2%	12.1%
Total capital to risk-weighted assets	13.0%	13.0%	12.9%
Loans to deposits ratio (1)	85.5%	84.1%	82.4%
Deposits per branch	$70,124	$69,742	$69,256
(1) Loans receivable, net of deferred costs divided by deposits

	Three Months Ended			Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Allowance for Loan Losses:
Balance, beginning of period	$36,152	$35,042	$33,261	$35,042	$32,086
Provision for loan losses	1,367	920	1,750	2,287	2,902
Net (charge-offs) recoveries:
Commercial business	(712)	56	(474)	(656)	(54)
One-to-four family residential	(15)	(15)	(15)	(30)	(15)
Real estate construction and land development	7	618	2	625	2
Consumer	(436)	(469)	(552)	(905)	(949)
Total net (charge-offs) recoveries	(1,156)	190	(1,039)	(966)	(1,016)
Balance, end of period	$36,363	$36,152	$33,972	$36,363	$33,972

	Three Months Ended			Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Other Real Estate Owned:
Balance, beginning of period	$1,904	$1,983	$—	$1,983	$—
Additions from transfer of loan	—	—	434	—	434
Proceeds from dispositions	(350)	(79)	—	(429)	—
Loss on sales, net	(279)	—	—	(279)	—
Valuation adjustments	(51)	—	—	(51)	—
Balance, end of period	$1,224	$1,904	$434	$1,224	$434

	Three Months Ended			Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Gain on Sale of Loans, net:
Mortgage loans	$368	$252	$572	$620	$1,224
SBA loans	—	—	134	—	356
Total gain on sale of loans, net	$368	$252	$706	$620	$1,580

	As of Period End
	June 30, 2019	March 31, 2019	December 31, 2018
Nonperforming Assets:
Nonaccrual loans by type:
Commercial business	$18,287	$16,304	$12,564
One-to-four family residential	19	68	71
Real estate construction and land development	793	923	899
Consumer	194	166	169
Total nonaccrual loans(1)	19,293	17,461	13,703
Other real estate owned	1,224	1,904	1,983
Nonperforming assets	$20,517	$19,365	$15,686

Restructured performing loans	$25,925	$19,986	$22,736
Accruing loans past due 90 days or more	—	—	—
Potential problem loans(2)	114,095	94,116	101,349
Allowance for loan losses to:
Loans receivable, net	0.98%	0.98%	0.96%
Nonaccrual loans	188.48%	207.04%	255.73%
Nonperforming loans to loans receivable, net	0.52%	0.47%	0.37%
Nonperforming assets to total assets	0.38%	0.36%	0.30%

(1)	At June 30, 2019 and December 31, 2018, $8.1 million and $6.9 million of nonaccrual loans were also considered troubled debt restructured loans, respectively.

(2)
Potential problem loans are those loans that are currently accruing interest and are not considered impaired, but which are being monitored because the financial information of the borrower causes the Company concern as to their ability to comply with their loan repayment terms.

	As of Period End
	June 30, 2019		March 31, 2019		December 31, 2018
	Balance	% of Total	Balance	% of Total	Balance	% of Total
Loan Composition
Commercial business:
Commercial and industrial	$845,046	22.7%	$838,403	22.7%	$853,606	23.4%
Owner-occupied commercial real estate	772,499	20.8	785,316	21.2	779,814	21.3
Non-owner occupied commercial real estate	1,333,047	35.8	1,335,596	36.1	1,304,463	35.7
Total commercial business	2,950,592	79.3	2,959,315	80.0	2,937,883	80.4
One-to-four family residential	117,425	3.2	106,502	2.9	101,763	2.8
Real estate construction and land development:
One-to-four family residential	111,319	3.0	110,699	3.0	102,730	2.8
Five or more family residential and commercial properties	143,341	3.8	126,379	3.4	112,730	3.1
Total real estate construction and land development	254,660	6.8	237,078	6.4	215,460	5.9
Consumer	392,926	10.6	390,303	10.6	395,545	10.8
Gross loans receivable	3,715,603	99.9	3,693,198	99.9	3,650,651	99.9
Deferred loan costs, net	2,680	0.1	3,233	0.1	3,509	0.1
Loans receivable, net	$3,718,283	100.0%	$3,696,431	100.0%	$3,654,160	100.0%

	As of Period End
	June 30, 2019		March 31, 2019		December 31, 2018
	Balance	% of Total	Balance	% of Total	Balance	% of Total
Deposit Composition
Noninterest bearing demand deposits	$1,320,743	30.3%	$1,338,675	30.5%	$1,362,268	30.7%
Interest bearing demand deposits	1,263,843	29.1	1,293,828	29.4	1,317,513	29.7
Money market accounts	757,156	17.4	740,518	16.9	765,316	17.3
Savings accounts	502,198	11.6	499,568	11.3	520,413	11.8
Total non-maturity deposits	3,843,940	88.4	3,872,589	88.1	3,965,510	89.5
Certificates of deposit	503,768	11.6	521,126	11.9	466,892	10.5
Total deposits	$4,347,708	100.0%	$4,393,715	100.0%	$4,432,402	100.0%

	Three Months Ended
	June 30, 2019			March 31, 2019			June 30, 2018
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
Interest Earning Assets:
Total loans receivable, net (2) (3)	$3,654,475	$48,107	5.28%	$3,622,494	$46,699	5.23%	$3,266,092	$41,141	5.05%
Taxable securities	840,254	5,933	2.83	820,981	5,823	2.88	638,092	4,068	2.56
Nontaxable securities (3)	139,278	893	2.57	149,825	950	2.57	201,104	1,220	2.43
Other interest earning assets	47,581	283	2.39	55,959	335	2.43	51,022	240	1.89
Total interest earning assets	4,681,588	55,216	4.73%	4,649,259	53,807	4.69%	4,156,310	46,669	4.50%
Noninterest earning assets	669,217			668,066			570,409
Total assets	$5,350,805			$5,317,325			$4,726,719
Interest Bearing Liabilities:
Certificates of deposit	$514,220	$1,694	1.32%	$502,153	$1,440	1.16%	$418,129	$797	0.76%
Savings accounts	500,135	707	0.57	507,670	674	0.54	512,832	487	0.38
Interest bearing demand and money market accounts	2,016,901	1,616	0.32	2,051,046	1,489	0.29	1,796,095	911	0.20
Total interest bearing deposits	3,031,256	4,017	0.53	3,060,869	3,603	0.48	2,727,056	2,195	0.32
Junior subordinated debentures	20,400	340	6.68	20,328	354	7.06	20,108	315	6.28
Securities sold under agreement to repurchase	29,265	45	0.62	33,055	47	0.58	27,935	16	0.23
Federal Home Loan Bank advances and other borrowings	42,101	278	2.65	1,849	15	3.29	79,120	402	2.04
Total interest bearing liabilities	3,123,022	4,680	0.60%	3,116,101	4,019	0.52%	2,854,219	2,928	0.41%
Noninterest bearing deposits	1,345,917			1,332,223			1,175,331
Other noninterest bearing liabilities	99,147			102,550			60,434
Stockholders’ equity	782,719			766,451			636,735
Total liabilities and stockholders’ equity	$5,350,805			$5,317,325			$4,726,719
Net interest income		$50,536			$49,788			$43,741
Net interest spread			4.13%			4.17%			4.09%
Net interest margin			4.33%			4.34%			4.22%

	Six Months Ended
	June 30, 2019			June 30, 2018
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
Interest Earning Assets:
Total loans receivable, net (2) (3)	$3,638,573	$94,806	5.25%	$3,208,799	$79,300	4.98%
Taxable securities	830,671	11,756	2.85	614,488	7,597	2.49
Nontaxable securities (3)	144,522	1,843	2.57	212,305	2,561	2.43
Other interest earning assets	51,747	618	2.41	52,302	458	1.77
Total interest earning assets	4,665,513	109,023	4.71%	4,087,894	89,916	4.44%
Noninterest earning assets	668,644			552,736
Total assets	$5,334,157			$4,640,630
Interest Bearing Liabilities:
Certificates of deposit	$508,220	$3,133	1.24%	$420,834	$1,557	0.75%
Savings accounts	503,882	1,381	0.55	509,514	902	0.36
Interest bearing demand and money market accounts	2,033,878	3,106	0.31	1,771,084	1,696	0.19
Total interest bearing deposits	3,045,980	7,620	0.50	2,701,432	4,155	0.31
Junior subordinated debentures	20,364	694	6.87	20,071	598	6.01
Securities sold under agreement to repurchase	31,149	91	0.59	29,094	33	0.23
Federal Home Loan Bank advances and other borrowings	22,086	294	2.68	57,546	552	1.93
Total interest bearing liabilities	3,119,579	8,699	0.56%	2,808,143	5,338	0.38%
Noninterest bearing deposits	1,339,108			1,144,479
Other noninterest bearing liabilities	100,840			62,094
Stockholders’ equity	774,630			625,914
Total liabilities and stockholders’ equity	$5,334,157			$4,640,630
Net interest income		$100,324			$84,578
Net interest spread			4.15%			4.06%
Net interest margin			4.34%			4.17%
(1) Annualized.
(2) The average loan balances presented in the table are net of allowances for loan losses and include loans held for sale. Nonaccrual loans have been included in the table as loans carrying a zero yield.
(3) Yields on tax-exempt securities and loans have not been stated on a tax-equivalent basis.

HERITAGE FINANCIAL CORPORATION
QUARTERLY FINANCIAL STATISTICS (Unaudited)
(Dollar amounts in thousands, except per share amounts)

	Three Months Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Earnings:
Net interest income	$50,536	$49,788	$51,288	$51,125	$43,741
Provision for loan losses	1,367	920	1,162	1,065	1,750
Noninterest income	7,564	7,429	8,446	8,051	7,575
Noninterest expense	37,547	36,525	37,273	39,461	35,706
Net income	15,984	16,552	16,681	15,640	11,857
Basic earnings per share	$0.43	$0.45	$0.45	$0.42	$0.35
Diluted earnings per share	$0.43	$0.45	$0.45	$0.42	$0.35
Average Balances:
Total loans receivable, net	$3,654,475	$3,622,494	$3,615,362	$3,618,031	$3,266,092
Investment securities	979,532	970,806	933,551	883,919	839,196
Total interest earning assets	4,681,588	4,649,259	4,653,215	4,596,734	4,156,310
Total assets	5,350,805	5,317,325	5,323,366	5,278,565	4,726,719
Total interest bearing deposits	3,031,256	3,060,869	3,087,661	3,075,720	2,727,056
Total noninterest bearing deposits	1,345,917	1,332,223	1,356,186	1,314,203	1,175,331
Stockholders' equity	782,719	766,451	750,165	744,389	636,735
Financial Ratios:
Return on average assets, annualized	1.20%	1.26%	1.24%	1.17%	1.01%
Return on average common equity, annualized	8.19	8.76	8.78	8.26	7.47
Return on average tangible common equity, annualized	12.27	13.29	13.50	12.77	10.99
Efficiency ratio	64.62	63.84	62.40	66.68	69.58
Noninterest expense to average total assets, annualized	2.81	2.79	2.78	2.98	3.03
Net interest margin	4.33	4.34	4.37	4.41	4.22
Net interest spread	4.13	4.17	4.23	4.27	4.09

	As of Period End or for the Three Months Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Select Balance Sheet:
Total assets	$5,376,686	$5,342,099	$5,316,927	$5,276,214	$4,789,488
Total loans receivable, net	3,681,920	3,660,279	3,619,118	3,614,579	3,294,316
Investment securities	960,680	985,009	976,095	920,737	873,670
Deposits	4,347,708	4,393,715	4,432,402	4,398,127	3,968,935
Noninterest bearing demand deposits	1,320,743	1,338,675	1,362,268	1,311,825	1,157,630
Stockholders' equity	796,625	778,191	760,723	746,133	639,523
Financial Measures:
Book value per share	$21.60	$21.09	$20.63	$20.24	$18.80
Tangible book value per share	14.56	14.03	13.54	13.11	12.82
Stockholders' equity to assets	14.8%	14.6%	14.3%	14.1%	13.4%
Tangible common equity to tangible assets	10.5	10.2	9.9	9.6	9.5
Loans to deposits ratio	85.5	84.1	82.4	83.0	83.9
Credit Quality Metrics:
Allowance for loan losses to:
Loans receivable, net	0.98%	0.98%	0.96%	0.94%	1.02%
Nonperforming loans	188.48	207.04	255.73	233.25	205.60
Nonperforming loans to loans receivable, net	0.52	0.47	0.37	0.41	0.50
Nonperforming assets to total assets	0.38	0.36	0.30	0.32	0.35
Net charge-offs (recoveries) on loans to average loans receivable, net	0.13	(0.02)	0.07	0.06	0.13
Other Metrics:
Number of banking offices	62	63	64	64	59
Average number of full-time equivalent employees	880	878	867	878	819
Deposits per branch	$70,124	$69,742	$69,256	$68,721	$67,270
Average assets per full-time equivalent employee	$6,082	$6,054	$6,142	$6,014	$5,770